UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2010
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.02	Results of Operations and Financial Condition.
On March 30, 2010, Westwood One, Inc. (the “Company”) issued a press release announcing earnings for the full year and fourth quarter ended December 31, 2009. The balance sheet included in the attached press release has been corrected to reflect changes in two line items of the balance sheet and accordingly, differs from the balance sheet included in the press release distributed by the Company on March 30, 2010. Specifically, line item “prepaid and other assets” increased by $1,870,000 and line item “deferred tax liability” increased by $1,870,000, which results in a net change of $0. No other changes were made to the press release distributed by the Company on March 30, 2010. A copy of the corrected press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.
The Company also held a conference call on March 30, 2010 to announce these earnings. On such call, the Company’s President and CFO stated that revenue for the first quarter ended March 31, 2010 should be greater than revenue reported for the comparable period in 2009.
Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated March 30, 2010, announcing earnings for the full year and fourth quarter ended December 31, 2009 (corrected version as described above).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: March 31, 2010	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs, General Counsel and Secretary